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                                                                    EXHIBIT 23.2
Consent of PricewaterhouseCoopers LLP




                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-__________) of Multimedia Games, Inc., of our report dated December 4, 1998 relating to the financial statements of Multimedia Games, Inc. as of September 30, 1998 and for the years ended September 30, 1998 and 1997, which appears in the Annual Report on Form 10-K for the year ended September 30, 1999.



PricewaterhouseCoopers LLP


Tulsa, Oklahoma
November 30, 2000